Press Release
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                                       Contact:    Denise DesChenes/Kara Findlay
                                                   Citigate Sard Verbinnen
                                                   (212) 687-8080/(312) 895-4700


              FOAMEX ANNOUNCES RAYMOND E. MABUS ELECTED AS CHAIRMAN


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LINWOOD, PA, February 11, 2004 - Foamex  International Inc. (NASDAQ:  FMXI), the
leading manufacturer of flexible polyurethane and advanced polymer foam products in North America, today announced that Raymond E. Mabus, Jr. has been elected as non-executive Chairman of the Board, effective immediately. Gov. Mabus replaces Marshall S. Cogan, who has resigned from the Company by mutual agreement with the Board.

Gov. Mabus, Foamex's new Chairman, said, "The Board has accepted Mr. Cogan's resignation and recognizes his contribution. The Board and management continue to revitalize Foamex, build on its solid operational base, and position the Company to take advantage of the improving economic environment. In addition, the Board is reaffirming its commitment to strong corporate governance, ensuring the consistency of its performance, and maintaining investor confidence."

"We have already taken many positive actions to address the challenges we face, and as Chairman, I look forward to working with the rest of the Board and our talented management team to return Foamex to a level of performance commensurate with our potential," he continued.

In connection with Mr. Cogan's separation agreement, Foamex expects to record a one-time charge of approximately $1.4 million in the first quarter of 2004. This charge will be substantially offset by amounts previously accrued related to the retirement provisions of Mr. Cogan's employment agreement.

Gov. Raymond E. Mabus, Jr., 55, and has been a director of Foamex since August 2000. He also currently serves as a director of Kroll, Inc. and manages his family's timber business. He served as Governor of the State of Mississippi from 1988-1992, and also served as U.S. Ambassador to Saudi Arabia from 1994-1996. Prior to his governorship, Mabus was State Auditor for Mississippi from 1984-1988, and he worked as Chief Assistant to former Gov. William Winter from 1980-1983. Gov. Mabus holds a J.D., magna cum laude, from Harvard Law School, an M.A. in government from John Hopkins University, and a B.A., summa cum laude, from the University of Mississippi in 1969.


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About Foamex International Inc.
Foamex, headquartered in Linwood, PA, is the world's leading producer of comfort cushioning for bedding, furniture, carpet cushion and automotive markets in the industrial, consumer, electronics and transportation industries. For more information visit the Foamex web site at http://www.foamex.com. Forward-Looking Statements This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, the Company's ability to realize anticipated cost savings, introduce new products, enhance sales growth and margins and the outlook for the Company's financial performance. These forward-looking statements are affected by risks, uncertainties and assumptions that the Company makes about, among other things, its ability to implement customer selling price increases in response to higher raw material costs, raw material price increases, general economic conditions, conditions in the capital markets, the interest rate environment, the level of automotive production, carpet production, furniture and bedding production and housing starts, the completion of various restructuring/consolidation plans, the achievement of management's business plans, its capital and debt structure (including various financial covenants), litigation and changes in environmental legislation and environmental conditions and other factors mentioned in the documents filed by the Company with the Securities and Exchange Commission. While the Company believes that its assumptions regarding the foregoing matters are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the Company's forward-looking statements will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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